EXHIBIT 99

                                         MB Financial, Inc.
                                         800 West Madison Street
                                         Chicago, Illinois 60607
                                         (888) 422-6562
                                         NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS INCREASE IN 2008 SECOND QUARTER NET INCOME

CHICAGO, July 25, 2008 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., announced today second quarter results for 2008.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless indicated otherwise.  We had net income from continuing operations of $22.0 million for the second quarter of 2008 compared to $19.6 million for the second quarter of 2007, and $5.8 million for the first quarter of 2008.  Fully diluted earnings per share from continuing operations for the second quarter of 2008 were $0.63 per share as compared to $0.53 per share for the second quarter of 2007, and $0.17 per share for the first quarter of 2008.  Income was positively impacted by a $7.3 million, or $0.21 per diluted share, adjustment related to the removal of valuation allowances on certain state tax net operating loss carryforwards and an adjustment of state tax contingency reserves.

Key items for the quarter were as follows:

Strong Balance Sheet Growth Continues
•
Strong commercial loan growth continued in the second quarter.  Commercial related loans increased by 18% compared to the second quarter of 2007 and 16% annualized on a linked quarter basis driven by strong commercial and commercial real estate loan growth.  Furthermore, we are continuing to see better credit spreads on our new and renewed loans.

•	Our non-interest bearing deposits grew by 15% annualized on a linked quarter basis. Total core funding grew by 9% annualized on a linked quarter basis.
•
We have hired a total of 32 commercial and private bankers from the third quarter of 2007 through the second quarter of 2008. Salary and employee benefit expenses related to new bankers were approximately $1.6 million in the second quarter of 2008, up from $500 thousand in the first quarter of 2008.

Positive Operating Leverage
•
Net interest income on a tax equivalent basis increased by $4.4 million, or 8.0% from the second quarter of 2007, and $3.0 million, or 21.9% annualized on a linked quarter basis.  The net interest margin on a fully tax equivalent basis increased three basis points from the first quarter of 2008 and decreased six basis points from the second quarter of 2007.

•
Fee income growth continues to be good.  Core fee income increased by $2.7 million or 12% compared to the second quarter of 2007.  This increase was driven by robust growth in trust and asset management fees, resulting from our Cedar Hill Associates, LLC (Cedar Hill) acquisition, and strong deposit service and loan fees.

•
On April 18, 2008, we purchased an 80% interest in Cedar Hill, an asset management firm located in Chicago, Illinois, with approximately $960 million in assets under management.  Cedar Hill complements and expands our wealth management product offerings and revenues.

Credit Quality
•
During the second quarter we experienced a $42.7 million increase in non-performing loans resulting primarily from the migration of potential problem loans to non-performing loans during the second quarter and a $47.8 million decrease in potential problem loans.

•	The allowance for loan losses to total loans was 1.38% as of June 30, 2008.
•
Our provision for loan losses was $12.2 million for the second quarter, while our net charge-offs were $8.4 million.  Approximately 85% of second quarter charge-offs were reserved as of March 31, 2008.  Therefore, approximately $1.4 million of the second quarter provision related to charge-offs this quarter, $8.4 million of the provision related to the downgrade of credits to non-performing status, and the remainder of the provision related to normal migration of risk ratings and loan growth within the portfolio.

Strong Capital Position
•	Our quarterly dividend of $0.18 per share was approved this week and remained consistent with prior quarters.
•
We have 666,730 shares that remain available for purchase under our stock repurchase program.  We have not repurchased any outstanding shares in the open market or in privately negotiated transactions during this year, and we do not intend to repurchase any outstanding shares at this time.  This is a reflection of the strong growth opportunities in our market.

•
MB Financial Bank, N.A., continues to significantly exceed all of its capital requirements and remains “Well-Capitalized” under the regulations of the Office of the Comptroller of the Currency.  At June 30, 2008, our total risk-based capital ratio was 11.60%, Tier 1 capital to risk-weighted assets ratio was 9.59% and Tier 1 capital to average asset ratio was 8.08%.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis increased $3.0 million from the first quarter of 2008 to the second quarter of 2008.  The increase in net interest income was primarily due to a $305.3 million increase in average interest earning assets and a three basis point increase in the net interest margin on a fully tax equivalent basis.

See the supplemental net interest margin table for further detail.

Other Income (in thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Core other income:
Loan service fees	$2,475	$2,470	$2,080	$1,253	$1,388
Deposit service fees	6,889	6,530	6,635	6,501	5,624
Lease financing, net	3,969	3,867	4,155	3,952	3,744
Brokerage fees	1,187	985	1,399	2,067	2,716
Trust and asset management fees	3,589	2,220	2,101	2,490	2,666
Increase in cash surrender value of life insurance	1,128	1,606	1,225	1,288	1,269
Merchant card processing	4,644	4,530	4,293	4,131	4,045
Other operating income	1,580	1,605	1,282	1,507	1,303
Total core other income	25,461	23,813	23,170	23,189	22,755

Non-core other income (1):
Gain on sale of third party brokerage business (A)	-	-	447	-	500
Gain on sale of artwork (C)	-	-	733	-	1,634
Gain on sale of properties (C)	-	-	-	-	7,439
Net gain (loss) on sale of other assets (C)	50	(306)	(10)	293	(14)
Net gain (loss) on sale of investment securities	1	1,105	(1,529)	(114)	(2,077)
Increase (decrease) in market value of assets held in
trust for deferred compensation (B)	55	(75)	170	(109)	483
Total non-core other income	106	724	(189)	70	7,965

Total other income	$25,567	$24,537	$22,981	$23,259	$30,720

(1)
Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Brokerage fees, B – Other Operating Income, and C – Net gain (loss) on sale of other assets.

Core other income has grown steadily over the past year.  Core other income increased by 12% compared to the second quarter of 2007, driven by higher amounts of loan service, deposit service, and trust and asset management fees.

Core deposit service fees increased primarily due to an increase in treasury management fees. Core trust and asset management fees increased primarily due to the acquisition of Cedar Hill during the second quarter of 2008.  The decrease in cash surrender value of life insurance from the first quarter of 2008 to the second quarter of 2008 was primarily due to a $436 thousand death benefit on a bank owned life insurance policy that we recognized during the first quarter of 2008.

Core loan service fees increased from the second quarter of 2007 to the second quarter of 2008, primarily due to an increase in prepayment fees recognized during the second quarter of 2008 compared to the second quarter of 2007.  Core deposit service fees increased from the second quarter of 2007 to the second quarter of 2008, primarily due to an increase in treasury management fees.  The decrease in core brokerage fee income from the second quarter of 2007 to the second quarter of 2008 was mostly due to the sale of our third party brokerage business during the second quarter of 2007, and conversion of customer accounts to the purchaser’s platform in third quarter.  This decrease was offset by a corresponding reduction in brokerage expense.

Other Expense (in thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Core other expense:
Salaries and employee benefits	$29,052	$26,859	$26,571	$27,273	$25,951
Occupancy and equipment expense	6,967	7,525	7,239	6,928	7,054
Computer services expense	2,030	1,916	1,949	1,846	1,857
Advertising and marketing expense	1,504	1,316	962	1,214	1,444
Professional and legal expense	803	306	862	593	656
Brokerage fee expense	470	419	620	1,152	1,582
Telecommunication expense	774	762	757	681	689
Other intangibles amortization expense	913	815	871	874	878
Merchant card processing	4,069	3,926	3,815	3,487	3,474
Other operating expenses	5,489	4,797	5,156	4,888	4,805
Total core other expense	52,071	48,641	48,802	48,936	48,390

Non-core other expense (1):
Vision severance payments (E)	-	-	-	-	200
Executive separation agreement expense (E)	-	-	5,908	-	-
Contribution to MB Financial Charitable Foundation (F)	-	-	1,500	-	3,000
Unamortized issuance costs related to redemption of
trust preferred securities (G)	-	-	1,914	-	-
Rent expense (H)	-	-	494	-	-
Visa litigation expense (F)	-	(342)	342	-	-
Increase in market value of assets held in trust for
deferred compensation (E)	55	(75)	170	(109)	483
Total non-core other expense	55	(417)	10,328	(109)	3,683

Total other expense	$52,126	$48,224	$59,130	$48,827	$52,073

(1)
Letters denote the corresponding line items where the non-core other expense items reside in the consolidated statements of income as follows:  E – Salaries and employee benefits, F – Other Operating Expenses, G – Professional and legal expense and H –Occupancy and equipment expense.

Salaries and employee benefits expense increased from the second quarter of 2007 to the second quarter of 2008, as we hired 32 bankers from the end of the third quarter of 2007 through the second quarter of 2008.  Included in salaries and employee benefits expense for the second quarter is approximately $1.6 million (including salaries, signing bonus and recruiting fees) related to the addition of these bankers.  Approximately $1.0 million of the increase in salaries and employee benefits expense from the first quarter of 2008 to the second quarter of 2008 was due to the additional bankers, as many of these bankers were hired around the end of the first quarter of 2008.  In addition, the acquisition of Cedar Hill increased salary and employee benefits expense, other expenses and intangible amortization by approximately $800 thousand, $200 thousand and $100 thousand, respectively, during the second quarter of 2008.  As noted earlier, the decrease in our core business brokerage fee expense from the second quarter of 2007 to the second quarter of 2008 was primarily due to the sale of our third party brokerage business during the second quarter of 2007.

Income Taxes

Income tax expense from continuing operations for the three months ended June 30, 2008, decreased $6.1 million to a $4.7 million tax benefit compared to $1.4 million tax expense for the three months ended March 31, 2008.  The decrease in income tax expense was primarily due to a $7.3 million adjustment due to the removal of valuation allowances on state net operating loss carryforwards and an adjustment of state tax contingency reserves.  Not including these adjustments and a $300 thousand adjustment to our tax contingency reserves in the first quarter of 2008, our effective tax rate was 17.6% for the six months ended June 30, 2008.  Our effective tax rate may be in the range of 15% to 20% for the remainder of 2008 depending on pre-tax income, and we expect our effective tax rate to increase in 2009.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2008		2008		2007		2007		2007
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total

Commercial related credits:
Commercial loans	$ 1,450,822	25%	$ 1,433,114	25%	$ 1,323,455	24%	$ 1,261,995	23%	$ 1,161,268	22%
Commercial loans collateralized by
assignment of lease payments (lease loans)	596,148	10%	581,502	10%	553,138	10%	453,340	8%	437,581	8%
Commercial real estate (1)	2,234,848	37%	2,048,123	35%	1,994,312	36%	1,915,845	36%	1,819,388	36%
Construction real estate	795,506	13%	822,312	14%	825,216	14%	849,914	16%	884,560	17%
Total commercial related credits	5,077,324	85%	4,885,051	84%	4,696,121	84%	4,481,094	83%	4,302,797	83%
Other loans:
Residential real estate (1)	328,469	5%	379,279	6%	372,787	6%	362,963	7%	354,763	6%
Indirect vehicle	185,083	3%	162,348	3%	146,311	3%	142,827	3%	131,308	3%
Home equity	356,314	6%	347,752	6%	347,676	6%	344,116	6%	348,336	7%
Consumer loans	53,792	1%	54,671	1%	52,732	1%	51,532	1%	52,302	1%
Total other loans	923,658	15%	944,050	16%	919,506	16%	901,438	17%	886,709	17%

Gross loans	6,000,982	100%	5,829,101	100%	5,615,627	100%	5,382,532	100%	5,189,506	100%
Allowance for loan losses	(82,544)		(78,764)		(65,103)		(61,122)		(59,058)
Net loans	$ 5,918,438		$ 5,750,337		$ 5,550,524		$ 5,321,410		$ 5,130,448

(1)
During the third quarter of 2007, multifamily residential real estate loans were reclassified from residential real estate loans to commercial real estate loans.  Prior periods have been reclassified to conform to the current period’s presentation.

Commercial related credits increased by 16% on an annualized basis from March 31, 2008 to June 30, 2008 and by 18% from June 30, 2007.  In the second quarter of 2008 we securitized $50.9 million of residential real estate loans and hold those securities in our investment portfolio.  Including the securitized loans, total loans grew by 15% on an annualized basis from the first quarter of 2008 to the second quarter of 2008, and 17% from June 30, 2007.  The strong growth in commercial related credits was due to new and existing customer demand.

ASSET QUALITY

The following table presents a summary of total performing loans greater than 30 days and less than 90 days past due as of the dates indicated (dollars in thousands):

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
30 - 59 Days Past Due	$ 21,117	$ 17,330	$ 18,619	$ 9,266	$ 6,851
60 - 89 Days Past Due	7,188	11,318	6,351	4,078	9,477
	$ 28,305	$ 28,648	$ 24,970	$ 13,344	$ 16,328

The following table presents a summary of non-performing assets as of the dates indicated (dollar amounts in thousands):

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Non-performing loans:
Non-accrual loans (1)	$ 91,972	$ 46,666	$ 24,459	$ 23,901	$ 21,799
Loans 90 days or more past due, still accruing interest	1,627	4,218	-	-	-
Total non-performing loans	93,599	50,884	24,459	23,901	21,799
Other real estate owned	1,499	1,770	1,120	566	111
Repossessed vehicles	81	225	179	288	188
Total non-performing assets	$ 95,179	$ 52,879	$ 25,758	$ 24,755	$ 22,098
Total non-performing loans to total loans	1.56%	0.87%	0.44%	0.44%	0.42%
Allowance for loan losses to non-performing loans	88.19%	154.79%	266.17%	255.73%	270.92%
Total non-performing assets to total assets	1.13%	0.65%	0.33%	0.31%	0.28%

(1)	There were no restructured loans in any period presented.

The following table presents data related to non-performing loans by dollar amount and category at June 30, 2008 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
Dollar Range	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount

$5.0 million or more	-	$ -	5	$ 42,517	1	$ 5,406	$ -	$ 47,923
$3.0 million to $4.9 million	-	-	1	4,000	1	3,037	-	7,037
$1.5 million to $2.9 million	-	-	4	8,997	2	3,516	-	12,513
Under $1.5 million	15	4,495	3	2,027	24	12,017	7,587	26,126
	15	$ 4,495	13	$ 57,541	28	$ 23,976	$ 7,587	$ 93,599
Percent of loan category		0.22%		7.23%		1.07%	0.82%	1.56%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

We define potential problem loans as performing loans rated substandard or doubtful, that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amounts of potential problem loans declined by $47.8 million to $75.2 million, or 1.25% of total loans as of June 30, 2008, and were approximately $123.0 million, or 2.11% of total loans as of March 31, 2008.  The decrease in potential problem loans was primarily due to three construction real estate relationships migrating from potential problem to non-performing loan status.

Among other changes strengthening our credit control and monitoring processes that were implemented during 2008, we enhanced our controls with respect to certain loan monitoring requirements.  The enhancements consisted of a requirement that third party field audits are sent by the auditor directly to credit management.  In addition, credit management independently monitors whether all required field audits have been received and reviewed.  The total outstanding balance on the three commercial loans identified as new potential problem loans in the first quarter press release decreased $3.8 million to $38.7 million in the second quarter from the first quarter of 2008.  We feel we are adequately reserved on these loans as of June 30, 2008.  No additional loans with similar characteristics have been identified.

The following table presents data related to potential problem loans by dollar amount and category at June 30, 2008 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Total
Dollar Range	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount

$5.0 million or more	3	$ 38,681	1	$ 13,433	-	$ -	4	$ 52,114
$3.0 million to $4.9 million	1	3,927	-	-	-	-	1	3,927
$1.5 million to $2.9 million	1	1,522	-	-	1	2,308	2	3,830
Under $1.5 million	15	5,488	4	3,504	11	6,353	30	15,345
	20	$ 49,618	5	$ 16,937	12	$ 8,661	37	$ 75,216
Percent of loan category		2.42%		2.13%		0.39%		1.25%

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007

Balance at beginning of period	$ 78,764	$ 65,103	$ 61,122	$ 59,058	$ 58,705
Provision for loan losses	12,200	22,540	8,000	4,500	3,000
Charge-offs
Commercial loans	(1,342)	(4,166)	(136)	(2,409)	(958)
Commercial loans collateralized by assignment
of lease payments (lease loans)	(154)	(182)	(108)	-	(99)
Commercial real estate loans	(1,854)	(3,650)	(1,239)	(489)	(2,534)
Construction real estate	(4,551)	(1,135)	(2,293)	-	-
Residential real estate	(92)	(26)	(11)	(186)	(33)
Indirect vehicle	(366)	(629)	(450)	(152)	(304)
Home equity	(488)	(182)	(93)	(26)	(32)
Consumer loans	(144)	(115)	(182)	(133)	(86)
Total charge-offs	(8,991)	(10,085)	(4,512)	(3,395)	(4,046)
Recoveries
Commercial loans	214	191	289	648	248
Commercial loans collateralized by assignment
of lease payments (lease loans)	-	-	17	18	928
Commercial real estate loans	6	3	20	7	3
Construction real estate	161	750	-	-	37
Residential real estate	5	6	4	5	8
Indirect vehicle	163	194	109	156	92
Home equity	15	52	41	120	70
Consumer loans	7	10	13	5	13
Total Recoveries	571	1,206	493	959	1,399
Net charge-offs	(8,420)	(8,879)	(4,019)	(2,436)	(2,647)

Balance	$ 82,544	$ 78,764	$ 65,103	$ 61,122	$ 59,058
Total loans	$ 6,000,982	$ 5,829,101	$ 5,615,627	$ 5,382,532	$ 5,189,506
Average loans	$ 5,927,236	$ 5,687,646	$ 5,459,430	$ 5,275,376	$ 5,099,822
Ratio of allowance for loan losses to total loans	1.38%	1.35%	1.16%	1.14%	1.14%
Net loan charge-offs to average loans (annualized)	0.57%	0.63%	0.29%	0.18%	0.21%

The following is a summary of charge-offs and non-performing loans for the prior twenty-two quarters (in thousands):

	Net Charge-Offs	Annualized Net Charge-Offs to Average Loans	End of Period Non-Performing Loans	Non-Performing Loans to Total Loans	Potential Problem Loans to Total Loans	Total Non-Performing Loans and Potential Problem Loans to Total Loans

2003 – 1st Qtr	$ 1,219	0.20%	$ 22,384	0.86%	1.56%	2.42%
2003 – 2nd Qtr	2,872	0.44%	$ 21,503	0.84%	1.15%	1.99%
2003 – 3rd Qtr	4,538	0.69%	$ 25,519	0.98%	1.04%	2.02%
2003 – 4th Qtr	1,524	0.23%	$ 21,073	0.79%	0.89%	1.68%
2003 – Full Year	$ 10,153	0.39%

2004 – 1st Qtr	$ 1,317	0.20%	$ 25,922	0.96%	1.45%	2.40%
2004 – 2nd Qtr	1,962	0.28%	$ 28,789	0.95%	1.34%	2.29%
2004 – 3rd Qtr	1,632	0.21%	$ 25,228	0.84%	1.45%	2.28%
2004 – 4th Qtr	2,416	0.31%	$ 22,571	0.71%	1.28%	1.99%
2004 – Full Year	$ 7,327	0.25%

2005 – 1st Qtr	$ 2,890	0.36%	$ 25,623	0.79%	0.81%	1.60%
2005 – 2nd Qtr	2,074	0.25%	$ 22,883	0.67%	0.59%	1.26%
2005 – 3rd Qtr	1,805	0.21%	$ 18,212	0.53%	0.67%	1.20%
2005 – 4th Qtr	1,346	0.16%	$ 20,171	0.58%	0.61%	1.19%
2005 – Full Year	$ 8,115	0.24%

2006 – 1st Qtr	$ 1,035	0.12%	$ 19,685	0.55%	0.66%	1.21%
2006 – 2nd Qtr	866	0.10%	$ 15,887	0.43%	0.88%	1.31%
2006 – 3rd Qtr	4,975	0.46%	$ 19,912	0.41%	0.45%	0.86%
2006 – 4th Qtr	2,956	0.24%	$ 21,468	0.43%	0.48%	0.91%
2006 – Full Year	$ 9,832	0.24%

2007 – 1st Qtr	$ 4,091	0.33%	$ 23,222	0.46%	0.63%	1.09%
2007 – 2nd Qtr	2,647	0.21%	$ 21,799	0.42%	0.41%	0.83%
2007 – 3rd Qtr	2,436	0.18%	$ 23,901	0.44%	0.85%	1.29%
2007 – 4th Qtr	4,019	0.29%	$ 24,459	0.44%	1.56%	2.00%
2007 – Full Year	$ 13,193	0.25%

2008 – 1st Qtr	$ 8,879	0.63%	$ 50,884	0.87%	2.11%	2.98%
2008 – 2nd Qtr	8,420	0.57%	$ 93,599	1.56%	1.25%	2.81%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At June 30,	At March 31,	At December 31,	At September 30,	At June 30,
	2008	2008	2007	2007	2007
Fair value
U.S. Treasury securities	$-	$-	$-	$-	$1,274
Government sponsored agencies and enterprises	269,947	274,217	310,538	328,040	414,620
States and political subdivisions	431,882	417,609	412,302	397,807	386,040
Mortgage-backed securities	608,737	479,383	438,056	487,747	489,345
Corporate bonds	8,000	11,123	13,057	22,006	27,643
Equity securities	3,480	3,520	3,460	9,892	6,222
Debt securities issued by foreign governments	295	301	301	298	298
Total fair value	1,322,341	1,186,153	1,177,714	1,245,790	1,325,442

Amortized cost
U.S. Treasury securities	-	-	-	-	1,290
Government sponsored agencies and enterprises	266,418	266,276	305,768	326,504	417,647
States and political subdivisions	432,780	408,969	407,973	396,896	392,378
Mortgage-backed securities	606,150	472,482	435,743	489,219	496,675
Corporate bonds	7,765	10,779	12,797	22,120	28,024
Equity securities	3,520	3,484	3,446	9,950	6,434
Debt securities issued by foreign governments	301	301	299	298	298
Total amortized cost	1,316,934	1,162,291	1,166,026	1,244,987	1,342,746

Unrealized gain (loss)
U.S. Treasury securities	-	-	-	-	(16)
Government sponsored agencies and enterprises	3,529	7,941	4,770	1,536	(3,027)
States and political subdivisions	(898)	8,640	4,329	911	(6,338)
Mortgage-backed securities	2,587	6,901	2,313	(1,472)	(7,330)
Corporate bonds	235	344	260	(114)	(381)
Equity securities	(40)	36	14	(58)	(212)
Debt securities issued by foreign governments	(6)	-	2	-	-
Total unrealized gain (loss)	$5,407	$23,862	$11,688	$803	$(17,304)

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or trust preferred securities in our investment portfolio.  We do not own any Fannie Mae or Freddie Mac preferred or common equity securities.

FUNDING MIX

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2008		2008		2007		2007		2007
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total

Core funding:
Non-interest bearing deposits	$ 898,954	12%	$ 865,665	12%	$ 875,491	13%	$ 846,699	13%	$ 879,338	13%
Money market and NOW accounts	1,257,852	17%	1,220,152	17%	1,263,021	18%	1,336,162	20%	1,221,893	18%
Savings accounts	390,145	5%	389,944	5%	390,980	6%	407,608	6%	429,625	7%
Certificates of deposit	2,379,894	32%	2,324,157	33%	2,193,793	32%	2,236,197	33%	2,270,184	34%
Customer repurchase agreements	312,170	4%	328,976	5%	367,702	5%	341,893	5%	326,194	5%
Total core funding	5,239,015	70%	5,128,894	72%	5,090,987	74%	5,168,559	77%	5,127,234	77%

Wholesale funding:
Public funds deposits	252,693	3%	264,972	5%	312,032	5%	314,826	5%	327,560	5%
Brokered deposit accounts	858,135	12%	616,197	9%	478,466	7%	408,796	6%	394,644	6%
Other short-term borrowings	452,002	6%	594,009	7%	610,019	9%	468,042	6%	456,959	7%
Long-term borrowings	433,625	6%	304,010	4%	158,865	2%	162,577	3%	161,322	3%
Subordinated debt	50,000	1%	50,000	1%	50,000	1%	25,000	0%	25,000	0%
Junior subordinated notes issued to capital trusts	158,920	2%	158,968	2%	159,016	2%	197,537	3%	166,657	2%
Total wholesale funding	2,205,375	30%	1,988,156	28%	1,768,398	26%	1,576,778	23%	1,532,142	23%

Total funding	$ 7,444,390	100%	$ 7,117,050	100%	$ 6,859,385	100%	$ 6,745,337	100%	$ 6,659,376	100%

FORWARD-LOOKING STATEMENTS

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following (1) expected cost savings and synergies from our merger and acquisition activities, including our recently completed acquisition of Cedar Hill Associates, might not be realized within the expected time frames; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and net interest margin; (5) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (9) our ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in the Chicago metropolitan area in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) our future acquisitions of other depository institutions or lines of business.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2008, March 31, 2008, December 31, 2007,
September 30, 2007, and June 30, 2007
(Amounts in thousands, except common share data)
(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007

ASSETS
Cash and due from banks	$164,996	$187,116	$141,248	$119,961	$153,496
Interest bearing deposits with banks	6,487	16,054	9,093	7,582	3,622
Investment securities:
Securities available for sale, at fair value	1,322,341	1,186,153	1,177,714	1,245,790	1,325,442
Non-marketable securities - FHLB and FRB Stock	63,913	63,671	63,671	63,634	63,634
Total investment securities	1,386,254	1,249,824	1,241,385	1,309,424	1,389,076
Loans (net of allowance for loan losses of $82,544 at June 30, 2008,
$78,764 at March 31, 2008, $65,103 at December 31, 2007,
$61,122 at September 30, 2007, and $59,058 at June 30, 2007)	5,918,438	5,750,337	5,550,524	5,321,410	5,130,448
Assets held for sale	-	-	-	353,028	375,149
Lease investments, net	113,101	91,675	97,321	90,670	80,353
Premises and equipment, net	185,411	184,257	183,722	183,506	184,090
Cash surrender value of life insurance	119,423	118,296	116,690	117,900	116,624
Goodwill, net	387,069	379,047	379,047	379,047	379,047
Other intangibles, net	27,602	24,537	25,352	26,223	27,097
Other assets	90,961	89,213	90,321	91,745	82,306

Total assets	$8,399,742	$8,090,356	$7,834,703	$8,000,496	$7,921,308

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$898,954	$865,665	$875,491	$846,699	$879,338
Interest bearing	5,138,719	4,814,621	4,638,292	4,703,589	4,643,906
Total deposits	6,037,673	5,680,286	5,513,783	5,550,288	5,523,244
Short-term borrowings	764,172	922,985	977,721	809,935	783,153
Long-term borrowings	483,625	354,010	208,865	187,577	186,322
Junior subordinated notes issued to capital trusts	158,920	158,968	159,016	197,537	166,657
Liabilities held for sale	-	-	-	321,144	344,643
Accrued expenses and other liabilities	74,471	102,060	112,949	79,112	74,972
Total liabilities	7,518,861	7,218,309	6,972,334	7,145,593	7,078,991

Minority interest	2,564	-	-	-	-

Stockholders' Equity
Common stock, ($0.01 par value; authorized 43,000,000 shares at June
30, 2008, March 31, 2007, December 31, 2007, September 30, 2007,
and June 30, 2007; issued 37,525,940, 37,414,091, 37,401,023,
37,404,087 and 37,345,661 shares at June 30, 2008, March 31, 2008,
December 31, 2007, September 30, 2007, and June 30, 2007, respectively)	375	374	374	374	373
Additional paid-in capital	441,914	441,405	441,201	440,655	439,450
Retained earnings	520,595	504,861	505,260	475,208	463,359
Accumulated other comprehensive income (loss)	3,515	15,511	7,597	120	(12,028)
Less: 2,676,592, 2,734,281, 2,785,573, 1,809,035 and 1,442,588 shares of
Treasury stock, at cost, at June 30, 2008, March 31, 2008,
December 31,2007, September 30, 2007 and June 30, 2007, respectively	(88,082)	(90,104)	(92,063)	(61,454)	(48,837)
Total stockholders' equity	878,317	872,047	862,369	854,903	842,317

Total liabilities, minority interest and stockholders' equity	$8,399,742	$8,090,356	$7,834,703	$8,000,496	$7,921,308

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except common share data)
(Unaudited)
	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2008	2008	2007	2007	2007	2008	2007
Interest income:
Loans	$ 87,458	$ 93,877	$ 100,802	$ 101,488	$ 96,793	$ 181,335	$ 190,726
Investment securities available for sale:
Taxable	10,001	9,971	10,181	11,983	13,163	19,972	27,511
Nontaxable	3,828	3,753	3,649	3,586	3,325	7,581	6,627
Federal funds sold	14	95	95	52	67	109	302
Other interest bearing accounts	89	106	102	63	49	195	99
Total interest income	101,390	107,802	114,829	117,172	113,397	209,192	225,265
Interest expense:
Deposits	34,309	40,849	45,917	47,942	46,337	75,158	91,790
Short-term borrowings	5,351	7,867	9,729	9,617	9,390	13,218	18,008
Long-term borrowings and junior subordinated notes	5,657	5,623	5,211	5,530	5,316	11,280	11,216
Total interest expense	45,317	54,339	60,857	63,089	61,043	99,656	121,014
Net interest income	56,073	53,463	53,972	54,083	52,354	109,536	104,251
Provision for loan losses	12,200	22,540	8,000	4,500	3,000	34,740	6,813
Net interest income after provision for loan losses	43,873	30,923	45,972	49,583	49,354	74,796	97,438
Other income:
Loan service fees	2,475	2,470	2,080	1,253	1,388	4,945	2,925
Deposit service fees	6,889	6,530	6,635	6,501	5,624	13,419	10,782
Lease financing, net	3,969	3,867	4,155	3,952	3,744	7,836	7,740
Brokerage fees	1,187	985	1,846	2,067	3,216	2,172	5,668
Trust and asset management fees	3,589	2,220	2,101	2,490	2,666	5,809	5,856
Net (loss) gain on sale of investment securities	1	1,105	(1,529)	(114)	(2,077)	1,106	(2,101)
Increase in cash surrender value of life insurance	1,128	1,606	1,225	1,288	1,269	2,734	2,490
Net gain (loss) on sale of other assets	50	(306)	723	293	9,059	(256)	9,081
Merchant card processing	4,644	4,530	4,293	4,131	4,045	9,174	7,923
Other operating income	1,635	1,530	1,452	1,398	1,786	3,165	3,300
	25,567	24,537	22,981	23,259	30,720	50,104	53,664
Other expense:
Salaries and employee benefits	29,107	26,784	32,649	27,164	26,634	55,891	51,456
Occupancy and equipment expense	6,967	7,525	7,733	6,928	7,054	14,492	14,254
Computer services expense	2,030	1,916	1,949	1,846	1,857	3,946	3,674
Advertising and marketing expense	1,504	1,316	962	1,214	1,444	2,820	2,854
Professional and legal expense	803	306	2,776	593	656	1,109	1,179
Brokerage fee expense	470	419	620	1,152	1,582	889	3,030
Telecommunication expense	774	762	757	681	689	1,536	1,370
Other intangibles amortization expense	913	815	871	874	878	1,728	1,759
Merchant card processing	4,069	3,926	3,815	3,487	3,474	7,995	6,744
Charitable contributions	15	15	1,512	31	3,034	29	3,143
Other operating expenses	5,474	4,440	5,486	4,857	4,771	9,915	9,416
	52,126	48,224	59,130	48,827	52,073	100,350	98,879
Income before income taxes	17,314	7,236	9,823	24,015	28,001	24,550	52,223
Income tax (benefit) expense	(4,693)	1,412	1,890	6,709	8,394	(3,281)	15,437
Income from continuing operations	$ 22,007	$ 5,824	$ 7,933	$ 17,306	$ 19,607	$ 27,831	$ 36,786
Discontinued operations
Income (loss) from discontinued operations before income taxes	-	-	(741)	1,499	1,803	-	3,232
Gain on disposal of discontinued operations before income taxes	-	-	46,485	-	-	-	-
Income before income taxes	-	-	45,744	1,499	1,803	-	3,232
Income taxes	-	-	17,281	500	369	-	856
Income from discontinued operations	-	-	28,463	999	1,434	-	2,376
Net income	$ 22,007	$ 5,824	$ 36,396	$ 18,305	$ 21,041	$ 27,831	$ 39,162

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2008	2008	2007	2007	2007	2008	2007
Common share data:
Basic earnings per common share from continuing operations	$ 0.63	$ 0.17	$ 0.23	$ 0.48	$ 0.54	$ 0.80	$ 1.01
Basic earnings per common share from discontinued operations	$ -	$ -	$ 0.81	$ 0.03	$ 0.04	$ -	$ 0.06
Basic earnings per common share	$ 0.63	$ 0.17	$ 1.04	$ 0.51	$ 0.58	$ 0.80	$ 1.07
Diluted earnings per common share from continuing operations	$ 0.63	$ 0.17	$ 0.22	$ 0.48	$ 0.53	$ 0.79	$ 1.00
Diluted earnings per common share from discontinued operations	$ -	$ -	$ 0.80	$ 0.03	$ 0.04	$ -	$ 0.06
Diluted earnings per common share	$ 0.63	$ 0.17	$ 1.02	$ 0.51	$ 0.57	$ 0.79	$ 1.06
Weighted average common shares outstanding	34,692,571	34,620,435	35,095,301	35,733,165	36,239,731	34,656,503	36,433,948
Diluted weighted average common shares outstanding	35,047,596	34,994,731	35,536,449	36,213,532	36,744,473	35,043,849	36,958,570

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2008	2008	2007	2007	2007	2008	2007

Performance Ratios (continuing operations):
Annualized return on average assets	1.08%	0.30%	0.40%	0.86%	1.00%	0.70%	0.94%
Annualized return on average equity	10.11	2.66	3.68	8.10	9.25	6.38	8.72
Annualized return on average tangible equity (1)	19.12	5.28	7.32	15.72	17.87	12.14	16.86
Net interest rate spread	2.88	2.75	2.76	2.81	2.79	2.82	2.79
Efficiency ratio (2)	61.96	61.07	73.46	61.47	59.86	61.48	60.38
Net interest margin	3.11	3.10	3.16	3.22	3.20	3.11	3.21
Tax equivalent effect	0.14	0.12	0.12	0.12	0.11	0.13	0.11
Net interest margin – fully tax equivalent basis (3)	3.25	3.22	3.28	3.34	3.31	3.24	3.32

Performance Ratios (total):
Annualized return on average assets	1.08%	0.30%	1.82%	0.91%	1.07%	0.70%	1.00%
Annualized return on average equity	10.11	2.66	16.86	8.57	9.93	6.38	9.28
Annualized return on average tangible equity (1)	19.12	5.28	31.83	16.60	19.14	12.14	17.92
Net interest rate spread	2.88	2.75	2.76	2.81	2.80	2.82	2.81
Efficiency ratio (2)	61.96	61.07	47.60	61.29	59.44	61.48	60.03
Net interest margin	3.11	3.10	3.17	3.24	3.22	3.11	3.23
Tax equivalent effect	0.14	0.12	0.12	0.12	0.12	0.13	0.11
Net interest margin – fully tax equivalent basis (3)	3.25	3.22	3.29	3.36	3.34	3.24	3.34

Asset Quality Ratios:
Total non-performing loans and potential problem
loans to total loans	2.81%	2.98%	2.00%	1.29%	0.83%	2.81%	0.83%
Non-performing loans to total loans	1.56	0.87	0.44	0.44	0.42	1.56	0.42
Non-performing assets to total assets	1.13	0.65	0.33	0.31	0.28	1.13	0.28
Allowance for loan losses to total loans	1.38	1.35	1.16	1.14	1.14	1.38	1.14
Allowance for loan losses to non-performing loans	88.19	154.79	266.17	255.73	270.92	88.19	270.92
Net loan charge-offs to average loans (annualized)	0.57	0.63	0.29	0.18	0.21	0.60	0.27

Capital Ratios:
Tangible equity to assets (4)	5.95%	6.20%	6.28%	6.03%	5.92%	5.95%	5.92%
Equity to total assets	10.46	10.78	11.01	10.69	10.63	10.46	10.63
Book value per share (5)	25.20	25.15	24.91	24.02	23.46	25.20	23.46
Less: goodwill and other intangible assets, net of
tax benefit, per common share	11.62	11.39	11.43	11.13	11.05	11.62	11.05
Tangible book value per share (6)	13.58	13.76	13.48	12.89	12.41	13.58	12.41

Total capital (to risk–weighted assets)	11.60%	11.81%	11.58%	11.83%	11.62%	11.60%	11.62%
Tier 1 capital (to risk-weighted assets)	9.59	9.78	9.75	10.31	10.09	9.59	10.09
Tier 1 capital (to average assets)	8.08	8.29	8.18	8.61	8.25	8.08	8.25

(1)
Net cash flow available to stockholders (net income or net income from continuing operations, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit)

(2)	Equals total other expense divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale.
(3)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(4)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(5)	Equals total ending stockholders’ equity divided by common shares outstanding.
(6)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, tangible equity to assets ratio, tangible book value per share, and annualized cash return on average tangible equity.  Our management uses these non-GAAP measures in its analysis of our performance.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to stockholders’ equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007

Stockholders’ equity – as reported	$878,317	$872,047	$862,369	$854,903	$842,317
Plus: minority interest	2,564	-	-	-	-
Less: goodwill	387,069	379,047	379,047	379,047	379,047
Less: other intangible assets, net of tax benefit	17,941	15,949	16,479	17,045	17,613
Tangible equity	$475,871	$477,051	$466,843	$458,811	$445,657

The following table presents a reconciliation of average tangible equity to average stockholders’ equity (in thousands):

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2008	2008	2007	2007	2007	2008	2007

Average Stockholders’ equity – as reported	$ 875,636	$ 879,056	$ 856,362	$ 847,326	$ 849,816	$ 877,346	$ 850,795
Plus: average minority interest	1,814	-	-	-	-	907	-
Less: average goodwill	384,865	379,047	379,047	379,047	379,047	381,956	379,047
Less: average other intangible assets, net of tax benefit	17,295	16,131	16,671	17,245	17,805	16,802	18,099
Average tangible equity	$ 475,290	$ 483,878	$ 460,644	$ 451,034	$ 452,964	$ 479,495	$ 453,649

The following table presents a reconciliation of net cash flow available to stockholders to net income from continuing operations (in thousands):

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2008	2008	2007	2007	2007	2008	2007

Net income – as reported	$ 22,007	$ 5,824	$ 7,933	$ 17,306	$ 19,607	$ 27,831	$ 36,786
Add: other intangible amortization
expense, net of tax benefit	593	530	566	568	571	1,123	1,143
Net cash flow available to stockholders	$ 22,600	$ 6,354	$ 8,499	$ 17,874	$ 20,178	$ 28,954	$ 37,929

The following table presents a reconciliation of net cash flow available to stockholders to net income (in thousands):

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2008	2008	2007	2007	2007	2008	2007

Net income – as reported	$ 22,007	$ 5,824	$ 36,396	$ 18,305	$ 21,041	$ 27,831	$ 39,162
Add: other intangible amortization
expense, net of tax benefit	593	530	566	568	571	1,123	1,143
Net cash flow available to stockholders	$ 22,600	$ 6,354	$ 36,962	$ 18,873	$ 21,612	$ 28,954	$ 40,305

Reconciliations of net interest income on a fully tax equivalent basis to net interest income and net interest margin on a fully tax equivalent basis to net interest margin are contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per share to book value per share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended June 30,						Three Months Ended March 31,
	2008			2007			2008
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,375,537	$ 19,605	5.64%	$ 1,140,869	$ 22,635	7.85%	$ 1,365,694	$ 22,771	6.60%
Commercial – nontaxable (3)	65,880	1,206	7.24	7,693	142	7.30	7,560	141	7.38
Commercial loans collateralized by assignment of lease payments	577,051	9,524	6.60	402,079	6,984	6.95	555,076	9,411	6.78
Real estate commercial	2,145,371	32,593	6.01	1,809,011	33,159	7.25	2,003,039	32,969	6.51
Real estate construction	804,946	11,010	5.41	854,090	18,426	8.53	827,220	14,124	6.75
Total commercial related credits	4,968,785	73,938	5.89	4,213,742	81,346	7.64	4,758,589	79,416	6.60
Other loans
Real estate residential	378,163	5,565	5.89	350,842	5,330	6.08	373,989	5,587	5.98
Home equity	352,209	4,273	4.88	356,205	6,783	7.64	348,789	5,082	5.86
Indirect	174,681	3,395	7.82	125,848	2,373	7.56	152,774	3,028	7.97
Consumer loans	53,398	709	5.34	53,185	1,011	7.62	53,505	813	6.11
Total other loans	958,451	13,942	5.85	886,080	15,497	7.01	929,057	14,510	6.28

Total loans	5,927,236	87,880	5.96	5,099,822	96,843	7.62	5,687,646	93,926	6.64

Taxable investment securities	886,736	10,001	4.51	1,088,104	13,163	4.84	819,845	9,971	4.86
Investments securities exempt from federal income taxes (3)	409,389	5,889	5.69	358,761	5,115	5.64	401,207	5,774	5.69
Federal funds sold	2,912	14	1.90	5,099	67	5.20	15,220	95	2.47
Other interest bearing deposits	18,345	89	1.95	6,245	49	3.15	15,387	106	2.77
Total interest earning assets	7,244,618	103,873	5.77	6,558,031	115,237	7.05	6,939,305	109,872	6.37
Assets held for sale	-			399,584			-
Non-interest earning assets	933,310			931,340			925,512
Total assets	$ 8,177,928			$ 7,888,955			$ 7,864,817

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 1,226,903	$ 4,762	1.56	$ 1,181,417	$ 9,293	3.16	$ 1,234,965	$ 6,602	2.15
Savings accounts	391,683	269	0.28	438,093	813	0.74	388,956	443	0.46
Certificates of deposit	2,299,976	20,647	3.61	2,295,965	27,588	4.82	2,218,570	24,899	4.51
Customer repos	291,208	1,033	1.43	298,323	2,868	3.86	334,464	1,830	2.20
Total core funding	4,209,770	26,711	2.55	4,213,798	40,562	3.86	4,176,955	33,774	3.25

Wholesale funding:
Public funds	245,953	1,956	3.20	293,026	3,820	5.23	282,793	3,013	4.29
Brokered accounts (includes fee expense)	735,325	6,675	3.65	391,427	4,823	4.94	516,841	5,892	4.59
Other short-term borrowings	533,462	4,318	3.26	495,660	6,522	5.28	605,282	6,037	4.01
Long-term borrowings	587,940	5,657	3.81	353,081	5,316	5.96	461,053	5,623	4.82
Total wholesale funding	2,102,680	18,606	3.56	1,533,194	20,481	5.36	1,865,969	20,565	4.43
Total interest bearing liabilities	$ 6,312,450	45,317	2.89	$ 5,746,992	61,043	4.26	$ 6,042,924	54,339	3.62
Non-interest bearing deposits	905,201			848,459			839,386
Liabilities held for sale	-			368,892			-
Other non-interest bearing liabilities	84,641			74,796			103,451
Stockholders’ equity	875,636			849,816			879,056
Total liabilities and stockholders’ equity	$ 8,177,928			$ 7,888,955			$ 7,864,817
Net interest income/interest rate spread (4)		$ 58,556	2.88%		$ 54,194	2.79%		$ 55,533	2.75%
Taxable equivalent adjustment		2,483			1,840			2,070
Net interest income, as reported		$ 56,073			$ 52,354			$ 53,463
Net interest margin (5)			3.11%			3.20%			3.10%
Tax equivalent effect			0.14%			0.11%			0.12%
Net interest margin on a fully tax equivalent basis (5)			3.25%			3.31%			3.22%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.5 million, $1.8 million and $2.0 million for the three months ended June 30, 2008, June 30, 2007, and March 31, 2008, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Six Months Ended June 30,
	2008			2007
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,360,739	$ 42,126	6.12%	$ 1,086,277	$ 43,041	7.88%
Commercial – nontaxable (3)	46,596	1,732	7.35	11,410	478	8.33
Commercial loans collateralized by assignment of lease payments	566,064	18,935	6.69	394,584	13,597	6.89
Real estate commercial	2,074,204	65,562	6.25	1,810,363	66,102	7.26
Real estate construction	816,083	25,134	6.09	853,649	36,612	8.53
Total commercial related credits	4,863,686	153,489	6.24	4,156,283	159,830	7.65
Other loans
Real estate residential	376,076	11,152	5.93	351,253	10,625	6.05
Home equity	350,499	9,355	5.37	363,416	13,827	7.67
Indirect	163,728	6,423	7.89	120,114	4,587	7.70
Consumer loans	53,451	1,522	5.73	54,057	2,025	7.55
Total other loans	943,754	28,452	6.06	888,840	31,064	7.05

Total loans	5,807,440	181,941	6.30	5,045,123	190,894	7.63

Taxable investment securities	853,290	19,972	4.68	1,135,660	27,511	4.84
Investments securities exempt from federal income taxes (3)	405,298	11,663	5.69	359,384	10,195	5.64
Federal funds sold	9,066	109	2.38	11,515	302	5.22
Other interest bearing deposits	16,867	195	2.32	6,412	99	3.11
Total interest earning assets	7,091,961	213,880	6.06	6,558,094	229,001	7.04
Assets held for sale	-			393,784
Non-interest bearing assets	929,412			932,504
Total assets	$ 8,021,373			$ 7,884,382

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$ 1,230,934	$ 11,365	1.86	$ 1,126,142	$ 17,023	3.05
Savings accounts	390,319	712	0.37	448,543	1,677	0.75
Certificates of deposit	2,259,273	45,545	4.05	2,310,764	55,170	4.81
Customer repos	312,836	2,863	1.84	303,657	5,761	3.83
Total core funding	4,193,362	60,485	2.90	4,189,106	79,631	3.83

Wholesale funding:
Public funds	264,373	4,969	3.78	275,334	7,140	5.23
Brokered accounts (includes fee expense)	626,083	12,567	4.04	440,167	10,780	4.94
Other short-term borrowings	569,372	10,355	3.66	465,806	12,247	5.30
Long-term borrowings	524,497	11,280	4.25	373,816	11,216	5.97
Total wholesale funding	1,984,325	39,171	3.97	1,555,123	41,383	5.37

Total interest bearing liabilities	$ 6,177,687	99,656	3.24	$ 5,744,229	121,014	4.25
Non-interest bearing deposits	872,294			853,771
Liabilities held for sale	-			362,630
Other non-interest bearing liabilities	94,046			72,957
Stockholders’ equity	877,346			850,795
Total liabilities and stockholders’ equity	$ 8,021,373			$ 7,884,382
Net interest income/interest rate spread (4)		$ 114,224	2.82%		$ 107,987	2.79%
Taxable equivalent adjustment		4,688			3,736
Net interest income, as reported		$ 109,536			$ 104,251
Net interest margin (5)			3.11%			3.21%
Tax equivalent effect			0.13%			0.11%
Net interest margin on a fully tax equivalent basis (5)			3.24%			3.32%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $3.5 million and $3.5 million for the six months ended June 30, 2008, and June 30, 2007, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as percentage of average interest earning assets.